Exhibit 4.1

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

Class A-1 0.75000% Asset Backed Notes

Class A-2a 1.50% Asset Backed Notes

Class A-2b Floating Rate Asset Backed Notes

Class A-3 1.73% Asset Backed Notes

Class A-4 1.98% Asset Backed Notes

Class B 2.67% Asset Backed Notes

Class C 3.34% Asset Backed Notes

Class D 4.03% Asset Backed Notes

INDENTURE

Dated as of March 16, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS

Indenture Trustee

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EXHIBIT A:	LOCATIONS OF SCHEDULE OF RECEIVABLES	Ex. A
EXHIBIT B:	FORM OF NOTE DEPOSITORY AGREEMENT FOR THE NOTES	EX. B
EXHIBIT C-1:	FORM OF CLASS A-1 FIXED RATE ASSET BACKED NOTES	Ex. C-1-1
EXHIBIT C-2:	FORM OF CLASS A-2a, CLASS A-3, CLASS A-4, CLASS B, CLASS C AND CLASS D FIXED RATE ASSET BACKED NOTES	Ex. C-2-1
EXHIBIT C-3:	FORM OF CLASS A-2b FLOATING RATE ASSET BACKED NOTES	Ex. C-3-2
EXHIBIT D:	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE	Ex. D-1-1
EXHIBIT E:	FORM OF CERTIFICATION	Ex. E-1
APPENDIX A:	ADDITIONAL REPRESENTATIONS AND WARRANTIES	APP. A-1

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INDENTURE, dated as of March 16, 2016, between CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1, a Delaware statutory trust (the “Issuing Entity”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Secured Parties (only to the extent expressly provided herein):

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Secured Parties (only to the extent expressly provided herein):

(a) all right, title and interest of the Issuing Entity in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon on and after the Cutoff Date or, with respect to any Substitute Receivable, the related Substitute Cutoff Date, exclusive of any amounts allocable to the premium for physical damage collateral protection insurance required by the Seller or the Servicer covering any related Financed Vehicle;

(b) the interest of the Issuing Entity in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto;

(c) the interest of the Issuing Entity in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the related Financed Vehicles or Obligors;

(d) the interest of the Issuing Entity in any proceeds from recourse against Dealers on the Receivables;

(e) all right, title and interest of the Issuing Entity in, to and under the First Step Receivables Assignment;

(f) all right, title and interest of the Issuing Entity in, to and under the Second Step Receivables Assignment;

(g) all right, title and interest of the Issuing Entity in the Reserve Account, the Collection Account, the Note Distribution Account, the Reserve Account Property and all funds on deposit in or other investment property credited to the Collection Account and the Note Distribution Account from time to time;

(h) all right, title and interest of the Issuing Entity in, to and under the Trust Sale and Servicing Agreement and any other Further Transfer and Servicing Agreements, including all rights of the Depositor under the Pooling and Servicing Agreement and the Custodian Agreement assigned to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement; and

(i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the Secured Obligations, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the UCC.

The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of the Issuing Entity under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuing Entity or otherwise and generally to do and receive anything that the Issuing Entity is or may be entitled to do or receive under or with respect to the Collateral.

The Indenture Trustee, as trustee on behalf of the Secured Parties and (only to the extent expressly provided herein) the Certificateholders, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement, dated as of the date hereof (as amended from time to time, the “Trust Sale and Servicing Agreement”), among the Issuing Entity, Capital Auto Receivables LLC and Ally Financial Inc. All references in this Indenture to Articles, Sections, subsections and Exhibits are to the same contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall be applicable to this Indenture.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

ARTICLE II

THE NOTES

SECTION 2.1 Form.

(a) Each of the Class A-1 Notes, together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit C-1, each of the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, together, in each case, with the Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit C-2, and each of the Class A-2b Notes, together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit C-3, in each case with such appropriate insertions, omissions, substitutions and other variations as are permitted or required by this Indenture and each such Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference thereto on the face of the Note.

(b) The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(c) The terms of each class of Notes as provided for in Exhibits C-1, C-2 and C-3 hereto are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery.

(a) Each Note shall be dated the date of its authentication and shall be issuable as a registered Note in the minimum denomination of $1,000 and in integral multiples thereof (except, if applicable, for one Note representing a residual portion of each class which may be issued in a different denomination).

(b) The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

(c) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

(d) The Indenture Trustee, in exchange for the Grant of the Receivables and the other components of the Trust Estate, simultaneously with the Grant to the Indenture Trustee of the Receivables and the constructive delivery to the Indenture Trustee of the Receivables Files and the other assets and components of the Trust Estate, shall cause to be authenticated and delivered upon the order of the Issuing Entity (an “Authentication Order”) Notes for original issue in the aggregate principal amount of $991,280,000 comprised of (i) Class A-1 Notes in the aggregate principal amount of $247,000,000, (ii) Class A-2 Notes in the aggregate principal amount of $300,000,000, (iii) Class A-3 Notes in the aggregate principal amount of $242,000,000, (iv) Class A-4 Notes in the aggregate principal amount of $85,660,000, (v) Class B Notes in the aggregate principal amount of $38,360,000, (vi) Class C Notes in the aggregate principal amount of $38,360,000, and (vii) Class D Notes in the aggregate principal amount of $39,900,000. The aggregate principal amount of all Notes outstanding at any time may not exceed $991,280,000, except as provided in Section 2.5.

(e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibits C-1, C-2 and C-3, as applicable, executed by the Indenture Trustee by the manual signature of one of its Authorized Officers; such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes.

(a) Pending the preparation of Definitive Notes, if any, the Issuing Entity may execute, and upon receipt of an Issuing Entity Order the Indenture Trustee shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b) If Temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary

Notes at the Agency Office of the Issuing Entity to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration of Notes; Registration of Transfer and Exchange of Notes.

(a) The Issuing Entity shall cause to be kept the Note Register, comprising separate registers for each class of Notes, in which, subject to such reasonable regulations as the Issuing Entity may prescribe, the Issuing Entity shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

(b) If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the Indenture Trustee), the Issuing Entity shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same class in any authorized denominations, of a like aggregate principal amount; and upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the Indenture Trustee), the Issuing Entity shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office of the Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.3 or 9.6 not involving any transfer.

(h) By acquiring a Class A Note, Class B Note, Class C Note or Class D Note, each purchaser and transferee shall be deemed to represent and warrant that either (i) it is not acquiring the Note with the plan assets of a Benefit Plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

(i) The preceding provisions of this Section 2.4 notwithstanding, the Issuing Entity shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, of Notes that (i) have been selected for redemption pursuant to Article X, if applicable, or (ii) are due for repayment within fifteen (15) days of submission to the Corporate Trust Office or the Agency Office.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuing Entity shall execute and upon the Issuing Entity’s request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like class and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

(b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except a protected purchaser, and the Issuing Entity and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

(c) In connection with the issuance of any replacement Note under this Section 2.5, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

(d) Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest.

(a) Interest on each class of Notes shall accrue in the manner set forth in Exhibits C-1, C-2 and C-3, as applicable for such class, at the applicable Interest Rate for such class and will be due and payable on each Distribution Date in accordance with the priorities set forth in Section 8.2(c). Any installment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity into the Note Distribution Account on the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the applicable Record Date in the name of the Note Depository (initially, Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by the Note Depository.

(b) Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.2(a) that the Notes have become immediately due and payable, the principal of each class of Notes shall be payable in full on the Final Scheduled Distribution Date for such class and, to the extent of funds available therefor, in installments on the Distribution Dates (if any) preceding the Final Scheduled Distribution Date for such class, in the amounts and in accordance with the priorities set forth in Section 8.2(c)(ii) or Section 8.2(c)(iii), as applicable. All principal payments on each class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such class entitled thereto. Any installment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity into the Note Distribution Account on the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the Note Depository, payment shall be made by wire transfer in immediately available funds to the account designated by the Note Depository, except for: (i) the final installment of principal on any Note; and (ii) the Redemption Price for the Notes redeemed pursuant to Section 10.1, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

(c) From and after the occurrence of an Event of Default and a declaration in accordance with Section 5.2(a) that the Notes have become immediately due and payable, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), all interest and principal payments shall be allocated:

(i) first, an amount equal to the Aggregate Class A Interest Distributable Amount for payment of interest on the Class A Notes;

(ii) second, an amount equal to the Note Principal Balance of the Class A Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class A Notes, sequentially by class, as follows:

(A) to the Class A-1 Notes, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

(B) to the Class A-2a Notes and the Class A-2b Notes ratably in accordance with the aggregate Note Principal Balance of the Class A-2a Notes and the Class A-2b Notes, until the Outstanding Amount of the Class A-2a Notes and the Class A-2b Notes is reduced to zero;

(C) to the Class A-3 Notes, until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

(D) to the Class A-4 Notes, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

(iii) third, an amount equal to the Aggregate Class B Interest Distributable Amount for payment of interest on the Class B Notes;

(iv) fourth, an amount equal to the Note Principal Balance of the Class B Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class B Notes;

(v) fifth, an amount equal to the Aggregate Class C Interest Distributable Amount for payment of interest on the Class C Notes;

(vi) sixth, an amount equal to the Note Principal Balance of the Class C Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class C Notes;

(vii) seventh, an amount equal to the Aggregate Class D Interest Distributable Amount for payment of interest on the Class D Notes; and

(viii) eighth, an amount equal to the Note Principal Balance of the Class D Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class D Notes.

(d) With respect to any Distribution Date on which the final installment of principal and interest on a class of Notes is to be paid, the Indenture Trustee on behalf of the Issuing Entity shall notify each Noteholder of record of such class as of the Record Date for such Distribution Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Distribution Date. With respect to any such class of Notes (other than in the case of redemption pursuant to Section 10.2(a)), such notice shall be sent (i) on such Record Date by facsimile, if Book-Entry Notes are outstanding; or (ii) not later than three (3) Business Days after such Record Date in accordance with Section 11.5(a) if Definitive Notes are outstanding, and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment and the manner in which such payment shall be made. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2. Within sixty (60) days of the surrender pursuant to this Section 2.7(d) or cancellation pursuant to Section 2.8 of all of the Notes of a particular class, the Indenture Trustee if requested shall provide to the Depositor, who shall promptly deliver to each of the Rating Agencies, written notice stating that all Notes of such class have been surrendered or canceled.

SECTION 2.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be destroyed or returned to it; provided, however, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuing Entity upon request that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.

SECTION 2.9 Release of Collateral. The Indenture Trustee shall not release property from the Lien of this Indenture other than as permitted by Sections 3.21, 8.2, 8.4 and 11.1, and otherwise only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate, an Opinion of Counsel (to the extent required by the TIA) and Independent Certificates in accordance with TIA §§314(c) and 314(d)(1).

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, as the initial Clearing Agency, or its custodian, by or on behalf of the Issuing Entity, or in the case of Retained Notes, at the Depositor’s option, as Definitive Notes delivered to the Depositor or its representative. Such Note or Notes shall be registered on the Note Register in the name of the Note Depository, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until the Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(a) the provisions of this Section 2.10 shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;

(c) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

(d) the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Note Depository Agreement; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Controlling Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes; and (ii) delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency and shall have no other obligation to the Note Owners.

SECTION 2.12 Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuing Entity is unable to locate a qualified successor; (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an Event of Default or a Servicer Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Controlling Class advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

SECTION 2.13 Depositor as Noteholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Notes of any class and may otherwise deal with the Issuing Entity or its affiliates with the same rights it would have if it were not the Depositor.

SECTION 2.14 Tax Treatment.

(a) The Depositor and the Indenture Trustee, by entering into this Indenture, and the Noteholders, by acquiring any Note or interest therein (except a Note or interest therein acquired by the Depositor or other person considered for federal income tax purposes the issuer of such Note), (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

(b) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees that the Indenture Trustee or any Paying Agent on behalf of the Issuing Entity has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.14(b).

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Principal and Interest. The Issuing Entity shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. On each Distribution Date and on the Redemption Date (if applicable), the Issuing Entity shall cause amounts on deposit in the Note Distribution Account to be distributed to the Noteholders in accordance with Sections 2.7 and 8.2, less amounts properly withheld under the Code (and applicable provisions of State, local or non-U.S. tax law) by any Person from a payment to any Noteholder of interest or principal. Any amounts so withheld shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture.

SECTION 3.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, the Issuing Entity shall maintain in the Borough of Manhattan, The City of New York, an office (the “Agency Office”), being an office or agency where Notes may be surrendered to the Issuing Entity for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments To Be Held in Trust.

(a) As provided in Section 8.2(a) and Section 8.2(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.3.

(b) On or before each Distribution Date or the Redemption Date (if applicable), the Issuing Entity shall deposit or cause to be deposited in the Note Distribution Account pursuant to Section 4.06 of the Trust Sale and Servicing Agreement an aggregate sum sufficient to pay the amounts then becoming due with respect to the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto.

(c) The Issuing Entity shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

(v) comply with all requirements of the Code (and applicable provisions of State, local or non-U.S. tax law) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(d) The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as a general unsecured creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense of the Issuing Entity, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.4 Existence. The Issuing Entity shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuing Entity shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Trust Estate; Acknowledgment of Pledge.

(a) The Issuing Entity shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and prepare, deliver and file all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i) maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty (60) days after the occurrence of any of the following and by promptly notifying the Indenture Trustee of any such filings: (A) any change in the Issuing Entity’s true legal name or any of its trade names, (B) any change in the location of the Issuing Entity’s principal place of business, (C) any merger or consolidation or other change in the Issuing Entity’s identity or organizational structure or jurisdiction of organization in which the Issuing Entity is located for purposes of the UCC and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of the UCC;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and the priority thereof;

(iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Secured Parties in such Trust Estate against the claims of all persons and parties,

and the Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to authorize or execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 3.5.

(b) The Indenture Trustee acknowledges the pledge by the Issuing Entity to the Indenture Trustee, pursuant to the Granting Clause of this Indenture, of all the Issuing Entity’s right, title and interest in and to the Reserve Account Property in order to provide for the payment to the Securityholders and the Servicer in accordance with Section 4.06(c) and Section 4.06(d) of the Trust Sale and Servicing Agreement, to assure availability of the amounts maintained in the Reserve Account for the benefit of the Securityholders and the Servicer.

(c) The Issuing Entity hereby authorizes the Indenture Trustee to file all financing statements naming the Issuing Entity as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of this Indenture, and authorizes the Indenture Trustee to take any such action without its signature, it being understood that the Indenture Trustee has no obligation to effect any filings of financing or continuation statements.

SECTION 3.6 Opinions as to Trust Estate.

(a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the authorization, execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the Lien of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b) On or before March 15 (and, if such date is not a Business Day, the next succeeding Business Day) in each calendar year, beginning March 15, 2017, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the authorization, execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until March 15 in the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a) The Issuing Entity shall not take any action and shall use all reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this Indenture, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Administration Agreement or such other instrument or agreement.

(b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in the Basic Documents or an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Servicer and the Administrator to assist the Issuing Entity in performing its duties under this Indenture.

(c) The Issuing Entity shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture, the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuing Entity shall have knowledge of the occurrence of a Servicer Default under the Trust Sale and Servicing Agreement, the Issuing Entity shall promptly notify the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuing Entity has taken or is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement with respect to the Receivables, the Issuing Entity and the Indenture Trustee shall take all reasonable steps available to them pursuant to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to remedy such failure.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuing Entity agrees that, except as permitted by the Basic Documents, it shall not, without the prior written consent of the Indenture Trustee or acting at the direction of the Holders of at least a majority in Outstanding Amount of the Controlling Class, as applicable in accordance with the terms of this Indenture, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or any of the Basic Documents, or waive timely performance or observance by the Servicer or the Depositor under the Trust Sale and Servicing Agreement, the Custodian Agreement or the Pooling and Servicing Agreement, the Administrator under the Administration Agreement or the Seller or the Servicer under the Pooling and Servicing Agreement.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity, except as permitted in Section 3.10(b) and except the Issuing Entity may cause the Servicer to (i) collect, liquidate, sell or otherwise dispose of Receivables (including Warranty Receivables, Administrative Receivables and Liquidating Receivables), (ii) make cash payments out of the Designated Accounts and the Certificate Distribution Account and (iii) take other actions, in each case as permitted by the Basic Documents;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable provisions of State, local or non-U.S. tax law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or

(d) either (i) permit the validity or effectiveness of this Indenture or any other Basic Document to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), or (iii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate (other than with respect to any such tax, mechanics’ or other lien).

SECTION 3.9 Annual Statement as to Compliance. The Issuing Entity shall deliver to the Indenture Trustee on or before March 15 (and, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning March 15, 2017, an Officer’s Certificate signed by an Authorized Officer, dated as of December 31 of the immediately preceding year, in each case stating that:

(a) a review of the activities of the Issuing Entity during the preceding 12-month period (or, with respect to the first such Officer’s Certificate, such period as shall have elapsed since the Closing Date) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has fulfilled all of its obligations under this Indenture throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the Indenture Trustee.

SECTION 3.10 Consolidation, Merger, etc., of Issuing Entity; Disposition of Trust Assets.

(a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and timely payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and

(v) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating:

(A) that such consolidation or merger and such supplemental indenture comply with this Section 3.10;

(B) that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuing Entity or any Financial Party; and

(C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

(b) Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuing Entity shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires such properties or assets of the Issuing Entity (1) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (2) by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee:

(A) expressly assumes the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(B) expressly agrees that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of the Secured Parties;

(C) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes; and

(D) expressly agrees that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and

(v) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating that:

(A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;

(B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to the Trust or to any Financial Parties; and

(C) all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

SECTION 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture and the other Basic Documents with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of substantially all the assets and properties of the Issuing Entity pursuant to Section 3.10(b), the Issuing Entity shall be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuing Entity is to be so released.

SECTION 3.12 No Other Business. The Issuing Entity shall not engage in any business or activity other than acquiring, holding and managing the Collateral and the proceeds therefrom in the manner contemplated by the Basic Documents, issuing the Notes and the Certificates, making payments on the Notes and the Certificates and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement.

SECTION 3.13 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or otherwise in accordance with the Basic Documents.

SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.15 Servicer’s Obligations. The Issuing Entity shall use its best efforts to cause the Servicer to comply with its obligations under Section 3.09 of the Pooling and Servicing Agreement and Sections 4.01 and 4.02 of the Trust Sale and Servicing Agreement.

SECTION 3.16 Capital Expenditures. The Issuing Entity shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Receivables and other property and rights from the Depositor pursuant to the Trust Sale and Servicing Agreement.

SECTION 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

SECTION 3.18 Restricted Payments. Except for payments of principal or interest on or redemption of the Notes, so long as any Notes are Outstanding, the Issuing Entity shall not, directly or indirectly:

(a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuing Entity or to the Servicer;

(b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or

(c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuing Entity may make, or cause to be made, distributions to the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Financial Parties as permitted by, and to the extent funds are available for such purpose under, the Trust Sale and Servicing Agreement, the Trust Agreement or the other Basic Documents. The Issuing Entity shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

SECTION 3.19 Notice of Events of Default. The Issuing Entity agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each Servicer Default, each default on the part of the Depositor or the Servicer of its respective obligations under the Trust Sale and Servicing Agreement and each default on the part of the Seller or the Servicer of its respective obligations under the Pooling and Servicing Agreement.

SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21 Indenture Trustee’s Assignment of Administrative Receivables and Warranty Receivables. Upon receipt of the Administrative Purchase Payment, the Warranty Payment or the Liquidation Proceeds with respect to an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable, as the case may be, the Servicer, the Warranty Purchaser or the purchaser and assignee of the Liquidating Receivable, as applicable, shall thereupon own such purchased or repurchased Receivable, all monies due thereon, the security interest in the related Financed Vehicle, proceeds from any Insurance Policies, proceeds from recourse against the Dealer on such Receivable and the interests in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto. Any such Administrative Receivable, Warranty Receivable or Liquidating Receivable shall be deemed to be automatically released from the Lien of this Indenture without any action being taken by the Indenture Trustee upon payment of the Administrative Purchase Payment or Warranty Payment or upon receipt of the Liquidation Proceeds, as applicable, and the Servicer, Warranty Purchaser, or purchaser or assignee of the Liquidating Receivable, as applicable, shall own such Administrative Receivable, Warranty Receivable, or Liquidating Receivable, as applicable, and all such security and documents, free of any further obligation to the Issuing Entity, the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer or other purchaser of an Administrative Receivable, Warranty Receivable or Liquidating Receivable may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Indenture Trustee shall, at the Servicer’s, Warranty Purchaser’s or such other purchaser’s or assignee’s expense, as applicable, take such steps as the Servicer, Warranty Purchaser or such other purchaser or assignee deems necessary to enforce the Receivable, including bringing suit in the Indenture Trustee’s name or the names of the Noteholders or, pursuant to Section 4.4, the Certificateholders.

SECTION 3.22 Representations and Warranties by the Issuing Entity to the Indenture Trustee. The Issuing Entity hereby represents and warrants to the Indenture Trustee as follows:

(a) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Issuing Entity to any Person other than the Indenture Trustee; immediately prior to the conveyance of the Receivables pursuant to this Indenture, the Issuing Entity had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Issuing Entity, the Indenture Trustee shall have a Lien on all of the right, title and interest of the Issuing Entity in, to and under the Receivables, the unpaid indebtedness evidenced thereby and the collateral security therefor, and such right, title and interest are free of any Lien other than the Lien of this Indenture;

(b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Receivables shall have been made; and

(c) Additional Representations and Warranties. The additional representations and warranties regarding creation, perfection and priority of security interests in the Receivables, which are attached to this Indenture as Appendix A, are true and correct to the extent they are applicable.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:

(a) either:

(i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(A) have become due and payable,

(B) will be due and payable on their respective Final Scheduled Distribution Dates within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuing Entity or such Notes have been redeemed in accordance with Section 10.1, and the Issuing Entity, in the case of clauses (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Distribution Date for such Notes or the Redemption Date for such Notes (if such Notes have been called for redemption pursuant to Section 10.1), as the case may be; and

(b) the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee to the extent the Notes are not paid in full) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent set forth in this Section 4.1 relating to the satisfaction and discharge of this Indenture have been complied with. The Indenture Trustee shall provide confirmation to the Issuing Entity that the Noteholders have been paid in full.

SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and to payment of any other Secured Party of all sums, if any, due or to become due to any other Secured Party under and in accordance with this Indenture; but such monies need not be segregated from other funds except to the extent required herein, in the Trust Sale and Servicing Agreement, or as required by law.

SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 4.4 Duration of Position of Indenture Trustee. Notwithstanding the earlier payment in full of all principal and interest due to the Noteholders under the terms of the Notes and the cancellation of the Notes, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder for the benefit of the Certificateholders, for purposes of compliance with, and the Indenture Trustee shall comply with, its obligations under Sections 5.01(a), 7.02 and 7.03 of the Trust Sale and Servicing Agreement, as appropriate, the Indenture Trustee in such capacity shall continue to have the rights, benefits and immunities set forth in Article VI hereof.

ARTICLE V

DEFAULT AND REMEDIES

SECTION 5.1 Events of Default. For the purposes of this Indenture, “Event of Default” wherever used herein, means any one of the following events:

(a) failure to pay the full Note Class Interest Distributable Amount to the Controlling Class on any Distribution Date, and such default shall continue for a period of five (5) days; or

(b) except as set forth in Section 5.1(c), failure to pay any installment of the principal of any Note as and when the same becomes due and payable pursuant to Section 4.06(c) of the Trust Sale and Servicing Agreement, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) failure to pay in full the outstanding principal balance of any class of Notes by the Final Scheduled Distribution Date for such class; or

(d) default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in this Section 5.1) which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured, for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Issuing Entity and the Depositor (or the Servicer, as applicable) by the Indenture Trustee or to the Issuing Entity and the Depositor (or the Servicer, as applicable) and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default, demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(f) the commencement by the Issuing Entity of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of action by the Issuing Entity in furtherance of any of the foregoing.

The Issuing Entity shall deliver to the Indenture Trustee, within five (5) Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the Notes shall have already become due and payable pursuant to Section 4.06(c) of the Trust Sale and Servicing Agreement, either the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Controlling Class may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by the Noteholders) setting forth the Event or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) At any time after such declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class, by written notice to the Issuing Entity and the Indenture Trustee, may waive all Defaults set forth in the notice delivered pursuant to Section 5.2(a), and rescind and annul such declaration and its consequences; provided, that no such rescission and annulment shall extend to or affect any other Default or impair any right consequent thereto; and provided further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such Proceedings shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuing Entity covenants that if an Event of Default occurs and such Event of Default has not been waived pursuant to Section 5.12 (or rescinded pursuant to Section 5.2(b)), the Issuing Entity shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the Noteholders in accordance with their respective outstanding principal amounts, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) If the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, may enforce the same against the Issuing Entity or other obligor upon such Notes and may collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by applicable law.

(d) If there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with the priorities set forth in the Basic Documents, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the benefit of the Secured Parties in accordance with the priorities set forth in the Basic Documents.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.2(a), the Indenture Trustee may do one or more of the following (subject to Sections 5.3 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuing Entity maintain possession of the Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default and acceleration of the Notes, unless (i) (A) the Holders of all of the aggregate Outstanding Amount of the Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the principal of and the accrued interest on the Notes, at the date of such sale or liquidation or (C) (x) there has been an Event of Default under Section 5.1(a), Section 5.1(b) or Section 5.1(c) or otherwise arising from a failure to make a required payment of principal on any Notes, (y) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as and when they would have become due if the Notes had not been declared due and payable, and (z) the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the Controlling Class and (ii) ten (10) days’ prior written notice of sale or liquidation has been given to the Rating Agencies by the Depositor, provided, however, that the Depositor shall have received such notice from the Indenture Trustee at least two (2) Business Days prior thereto. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose;

provided, however, that prior to the exercise of the right to sell all or any portion of the Trust Estate as provided herein, the Indenture Trustee shall provide a notice in writing to the Issuing Entity (with a copy to the Depositor and the Owner Trustee) (the “Event of Default Sale Notice”) of its intention to sell all or any portion of the Trust Estate (the part to be sold being the “Subject Estate”), and if the Subject Estate is less than all of the Trust Estate, the portion of the Trust Estate to be sold. The Indenture Trustee shall not consummate any sale until at least seven (7) Business Days after the Event of Default Sale Notice has been given to the Issuing Entity (with a copy to the Depositor).

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.7, then to the Owner Trustee for amounts due to the Owner Trustee (not including amounts due for payments to the Certificateholders) under the Trust Agreement or the Trust Sale and Servicing Agreement and then to the Asset Representations Reviewer for amounts due to the Asset Representations Reviewer under the Asset Representations Review Agreement and then to the Administrator for amounts due to the Administrator under the Administration Agreement; and

SECOND: to the Collection Account, for distribution pursuant to Section 8.01(b) and Section 8.01(e) of the Trust Sale and Servicing Agreement.

SECTION 5.5 Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Secured Parties that there be at all times sufficient funds for the payment of the Secured Obligations to the Secured Parties and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except in accordance with Section 2.05(c) of the Trust Sale and Servicing Agreement, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% of the Outstanding Amount of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Amount of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the Notes held by each Noteholder) and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, if applicable, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Controlling Class shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults.

(a) Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

(b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

(a) any Proceeding instituted by the Indenture Trustee;

(b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Class; or

(c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuing Entity agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor and the Servicer of their respective obligations to the Issuing Entity under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement or by Ally Financial of its obligations under or in connection with the Pooling and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Depositor or the Servicer and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Depositor or the Servicer of their respective obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, as applicable.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the

Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor or the Servicer under or in connection with the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Trust Sale and Servicing Agreement, and any right of the Issuing Entity to take such action shall be suspended.

(c) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against each of the Seller and the Servicer under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by each of the Seller and the Servicer of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement, and any right of the Depositor to take such action shall be suspended.

SECTION 5.17 Asset Representations Review.

(a) Within 90 days of the occurrence of a Delinquency Trigger, the holders of 5% or more of the Outstanding Amount of the Notes shall be entitled to demand in accordance with Section 11.4 that a vote be conducted of all Noteholders and Note Owners to determine whether to cause the Asset Representations Reviewer to conduct an Asset Representations Review; provided that for the purpose of determining the holders of the Outstanding Amount of the Notes, any Notes held by Ally Financial or any of its Affiliates shall not be included in such calculation.

(b) Upon the direction of the requisite Noteholders or Note Owners set forth in Section 5.17(a), the Indenture Trustee shall post a notice through the Note Depository, initiating a vote of all Noteholders. Each Noteholder that elects to vote shall vote whether or not the Asset Representations Reviewer should be directed to conduct an Asset Representations Review using the voting instructions and procedures included in the statement to securityholders set forth in Section 4.09 of the Trust Sale and Servicing Agreement. Noteholders or Note Owners shall be permitted to vote for at least 150 days after the filing of the statement to securityholders indicating that the Delinquency Trigger has been met or exceeded.

(c) In the event that a Note Owner exercises its right to vote such Note Owner’s beneficial interest, the Indenture Trustee shall verify that each such Note Owner is a Verified Note Owner and shall provide such evidence to the Issuing Entity.

(d) If the Vote Tabulation Agent notifies the Indenture Trustee that (i) a majority of the Noteholders voting pursuant to Section 5.17(b) vote to cause the Asset Representations Reviewer to conduct an Asset Representations Review and (ii) the holders of 5% or more of the Outstanding Amount of the Notes cast a vote, the Indenture Trustee shall provide such notice to the Issuing Entity (the “Asset Representations Review Notice”), which shall promptly provide such Asset Representations Review Notice to the Depositor and the Servicer pursuant to Section 2.04(b) of the Trust Sale and Servicing Agreement.

(e) The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event an Asset Representations Review is commenced pursuant to Section 5.17(d) and shall provide the Asset Representations Reviewer with any documents or other information in its possession reasonably requested by the Asset Representations Reviewer in connection with the Asset Representations Review.

(f) If the Asset Representations Reviewer gives notice of its intent to resign or the Issuing Entity terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representations Reviewer for any reason (the Asset Representations Reviewer in such event being referred to herein as the retiring Asset Representations Reviewer), the Issuing Entity shall promptly appoint and designate a successor Asset Representations Reviewer; provided, however that such successor Asset Representations Reviewer shall not be an Affiliate of any of the Seller, the Administrator, the Depositor, the Issuing Entity, the Servicer, any Third Party Due Diligence Provider, the Owner Trustee or the Indenture Trustee. The Issuing Entity shall deliver a written notice to the Depositor, the Servicer and the Seller of the acceptance of a successor Asset Representations Reviewer. In the event that an Asset Representations Review has commenced at the time the retiring Asset Representations Reviewer resigns or a vacancy exists, the Issuing Entity shall cause the retiring Asset Representations Reviewer to provide the successor Asset Representations Reviewer with any information relating to the Asset Representations Review.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Sale and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture, the Trust Sale and Servicing Agreement or any other Basic Document against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture or any other Basic Document.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

(e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Trust Sale and Servicing Agreement or the Trust Agreement.

(f) No provision of this Indenture or any other Basic Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture and each other Basic Document relating to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(h) The Indenture Trustee shall have no liability or responsibility for the acts or omissions of any other party to any of the Basic Documents.

(i) In no event shall the Indenture Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

(j) If and for so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Depositor, the Indenture Trustee shall make distributions to the Depositor, rather than the Certificate Distribution Account, under the circumstances described in Section 5.2 of the Trust Agreement.

SECTION 6.2 Rights of Indenture Trustee.

(a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The Indenture Trustee shall not be deemed to have notice of any Default, Event of Default or Servicer Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, including its capacity under Section 4.4 hereof, and in connection with the performance of any of its duties or obligations under any of the Basic Documents.

SECTION 6.3 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, that the Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

SECTION 6.4 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any Basic Document, including this Indenture or the Notes, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within the later of (a) ninety (90) days after it occurs and (b) ten (10) days after it is known to a Responsible Officer of the Indenture Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6 Reports by Indenture Trustee.

(a) The Indenture Trustee shall deliver to each Noteholder the documents and information set forth in Article VII and, in addition, all such information with respect to the Notes as may be required to enable such Holder to prepare its federal and State income tax returns.

(b) The Indenture Trustee shall:

(i) deliver to the Depositor, the Owner Trustee and the Servicer a report of its assessment of compliance with the Servicing Criteria set forth in Exhibit D, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act;

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositor, the Owner Trustee and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year for inclusion in the Issuing Entity’s 10-K filing; such attestation report shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rule 13a-14(d) and Rule 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuing Entity or the Depositor with respect to this securitization transaction a certification substantially in the form attached hereto as Exhibit E or such form as mutually agreed upon by the Depositor and the Indenture Trustee; the Indenture Trustee acknowledges that the parties identified in this clause (iii) may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) The reports referred to in Section 6.6(b) shall be delivered on or before March 15 of each year that a 10-K filing is required to be filed by the Issuing Entity, beginning March 15, 2017 (and if such date is not a Business Day, the next succeeding Business Day), unless the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, in which case such reports may be delivered on or before April 30 of each calendar year, beginning April 30, 2018.

SECTION 6.7 Compensation; Indemnity.

(a) The Issuing Entity shall cause the Servicer pursuant to Section 3.08 of the Pooling and Servicing Agreement to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall cause the Servicer pursuant to Section 3.08 of the Pooling and Servicing Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, external counsel, accountants and experts. The Issuing Entity shall cause the Servicer to indemnify the Indenture Trustee in accordance with Section 6.01 of the Trust Sale and Servicing Agreement.

(b) The Issuing Entity’s obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(e) or Section 5.1(f) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 6.8 Replacement of Indenture Trustee.

(a) The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuing Entity; provided, however, that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority in Outstanding Amount of the Controlling Class may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuing Entity shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

(b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint and designate a successor Indenture Trustee.

(c) A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and to the Issuing Entity. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d) If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee gives notice of its intent to resign or is removed, the retiring Trustee, the Issuing Entity or the Holders of a majority of the Outstanding Amount of the Controlling Class may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee.

(e) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuing Entity’s obligations under Section 6.7 and the Servicer’s corresponding obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9 Merger or Consolidation of Indenture Trustee.

(a) Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.

(b) If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties (only to the extent expressly provided herein), such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by Standard & Poor’s Ratings Services and Fitch Ratings, Inc., if rated by Fitch Ratings, Inc.) it shall have a long term unsecured debt rating that falls within an investment grade category by Standard & Poor’s Ratings Services and Fitch Ratings, Inc., if rated by Fitch Ratings, Inc. The Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.12 Preferential Collection of Claims Against the Issuing Entity. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:

(a) the Indenture Trustee (i) is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and (ii) satisfies the eligibility criteria set forth in Section 6.11;

(b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the

Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d) the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

(e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

SECTION 6.14 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.

SECTION 6.15 Suit for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by Proceeding whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.

SECTION 6.16 Rights of Noteholders to Direct Indenture Trustee. Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, however, that subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided, further, that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Noteholders.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity shall furnish or cause to be furnished by the Servicer to the Indenture Trustee (a) not more than five (5) days before each Distribution Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within fourteen (14) days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2 Preservation of Information, Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3 Reports by the Issuing Entity.

(a) The Issuing Entity shall:

(i) file with the Indenture Trustee, within fifteen (15) days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or Item 1122 of Regulation AB;

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of such year.

SECTION 7.4 Reports by Trustee.

(a) If required by TIA § 313(a), within sixty (60) days after each April 15 or such earlier date if required by TIA § 313(a), beginning with April 15, 2016, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

(b) On each Distribution Date the Indenture Trustee shall include with each payment to each Noteholder a copy of the statement for the related Monthly Period or Periods applicable to such Distribution Date as required pursuant to Section 4.09 of the Trust Sale and Servicing Agreement.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture or the Trust Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 Designated Accounts; Payments.

(a) On or prior to the Closing Date, the Issuing Entity shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee for the benefit of the Financial Parties (and with respect to the Reserve Account, for the benefit of the Noteholders) the Designated Accounts as provided in Articles IV and V of the Trust Sale and Servicing Agreement.

(b) On or before each Distribution Date, (i) amounts shall be deposited in the Collection Account as provided in Section 4.06 of the Trust Sale and Servicing Agreement and

(ii) the Aggregate Noteholders’ Interest Distributable Amount and the Aggregate Noteholders’ Principal Distributable Amount shall be transferred from the Collection Account to the Note Distribution Account as and to the extent provided in Section 4.06 of the Trust Sale and Servicing Agreement.

(c) On each Distribution Date, in accordance with the Servicer’s Accounting, the Indenture Trustee shall notify the Account Holder to apply and, as required, distribute to the Noteholders all amounts on deposit in the Note Distribution Account (subject to the Servicer’s rights under Section 5.03 of the Trust Sale and Servicing Agreement to Investment Earnings) in the following order of priority and in the amounts determined as described below:

(i) On each Distribution Date, except as otherwise provided in clause (iii) below, the amount deposited in the Note Distribution Account in respect of interest on the Notes shall be applied in the following order of priority, to the extent of remaining funds after all earlier priorities have been satisfied, and any amount so applied shall be paid on such Distribution Date to the holders of Notes of each applicable Class:

(A) the Aggregate Class A Interest Distributable Amount shall be paid to the holders of the Class A Notes;

(B) the Aggregate Class B Interest Distributable Amount shall be paid to the holders of the Class B Notes;

(C) the Aggregate Class C Interest Distributable Amount shall be paid to the holders of the Class C Notes; and

(D) the Aggregate Class D Interest Distributable Amount shall be paid to the holders of the Class D Notes;

provided however, if there are not sufficient funds to so pay the entire amount specified in any of the foregoing priorities for a particular class of Notes, then the amount available for such class of Notes shall be paid to the Holders thereof ratably on the basis of the total amount of accrued and unpaid interest owing to each such Holder.

(ii) Unless otherwise provided in clause (iii) below, an amount equal to the Aggregate Noteholders’ Principal Distributable Amount shall be applied to each class of Notes in the following amounts and in the following order of priority and any amount so applied shall be paid on such Distribution Date to the Holders of such class of Notes:

(1) to the Class A-1 Notes, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

(2) to the Class A-2a Notes and the Class A-2b Notes, ratably in accordance with the aggregate Note Principal Balance of the Class A-2a Notes and the Class A-2b Notes until the Outstanding Amount of the Class A-2a Notes and the Class A-2b Notes is reduced to zero;

(3) to the Class A-3 Notes, until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

(4) to the Class A-4 Notes, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

(5) to the Class B Notes, until the Outstanding Amount of the Class B Notes is reduced to zero;

(6) to the Class C Notes, until the Outstanding Amount of the Class C Notes is reduced to zero; and

(7) to the Class D Notes, until the Outstanding Amount of the Class D Notes is reduced to zero.

(iii) If the Notes have been declared immediately due and payable following an Event of Default as provided in Section 5.2, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), any amounts deposited in the Note Distribution Account shall be applied in accordance with Section 2.7(c).

SECTION 8.3 General Provisions Regarding Accounts.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Designated Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuing Entity Order, subject to the provisions of Section 5.01(b) of the Trust Sale and Servicing Agreement. The Issuing Entity shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuing Entity shall deliver to the Indenture Trustee an Opinion of Counsel acceptable to the Indenture Trustee, to such effect.

(b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) the Issuing Entity shall have failed to give investment directions for any funds on deposit in the Designated Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Issuing Entity and the Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of

Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in the Eligible Investments set forth in Section 5.01(b) of the Trust Sale and Servicing Agreement.

SECTION 8.4 Release of Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes and the other Secured Obligations from the Lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Designated Accounts. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.4(b) only upon receipt by it of an Issuing Entity Request and an Officer’s Certificate, an Opinion of Counsel meeting the applicable requirements of Section 11.1 and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Secured Obligations or the rights of the Secured Parties in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice by the Issuing Entity to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture;

(ii) to subject additional property to the Lien of this Indenture, provided that in the case of this clause (ii), the consent of the Certificateholders shall be required;

(iii) to evidence the succession, in compliance with Section 3.10 and the applicable provisions hereof, of another Person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity contained herein and in the Notes contained;

(iv) to add to the covenants of the Issuing Entity, for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Issuing Entity;

(v) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or in any other Basic Document;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, may, also without the consent of any of the Noteholders but with prior notice by the Issuing Entity to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

(c) Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that any amendment pursuant to this Section 9.1 would not cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

SECTION 9.2 Supplemental Indentures With Consent of Noteholders.

(a) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, also may, with prior notice by the Issuing Entity to each of the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Controlling Class, by Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage of the Outstanding Amount of the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;

(v) modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture or any of the Basic Documents;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, the Depositor or any Affiliate of either of them; or

(vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture.

(b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be binding upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The Indenture Trustee shall not be liable for any such determination made in good faith.

(c) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

(d) Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e) Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that any amendment pursuant to this Section 9.2 would not cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity with the Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of the same class.

ARTICLE X

REDEMPTION OF NOTES

SECTION 10.1 Redemption. The Notes are subject to redemption in whole, but not in part, upon the exercise by the Servicer (or the Holder of all the Certificates that is not the Depositor or any Affiliate thereof) of its option to purchase the Receivables pursuant to Section 8.01 of the Trust Sale and Servicing Agreement. The date on which such redemption shall occur is the Distribution Date following the Optional Purchase Date identified by Servicer in its notice of exercise of such purchase option (the “Redemption Date”). The purchase price for the Notes shall be equal to the applicable Redemption Price. The Servicer or the Issuing Entity shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1, the Servicer or the Issuing Entity shall furnish notice thereof to the Indenture Trustee not later than twenty-five (25) days prior to the Redemption Date and the Indenture Trustee (based on such notice) shall withdraw from the Collection Account and deposit into the Note Distribution Account, on the Redemption Date, the aggregate Redemption Price of the Notes, whereupon all such Notes shall be due and payable on the Redemption Date.

SECTION 10.2 Form of Redemption Notice. Notice of redemption of the Notes under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five (5) days prior to the applicable Redemption Date to each Noteholder of record at such Noteholder’s address appearing in the Note Register.

(a) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the applicable Redemption Price; and

(iii) the place where Notes are to be surrendered for payment of the Redemption Price (which shall be the Agency Office of the Issuing Entity to be maintained as provided in Section 3.2).

(b) Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes shall, following notice of redemption as required by Section 10.2, on the Redemption Date cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuing Entity shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made on the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii) Other than with respect to the release of any Warranty Receivables, Administrative Receivables or Liquidating Receivables, whenever any property or securities are to be released from the Lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Warranty Receivables, Administrative Receivables and Liquidating Receivables or Receivables valued at their Receivables Principal Balance, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v) Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuing Entity may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Designated Accounts and the Certificate Distribution Account as and to the extent permitted or required by the Basic Documents and (C) take any other action not inconsistent with the TIA.

SECTION 11.2 Form of Documents Delivered to Indenture Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that any certificate, opinion or representation with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuing Entity or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuing Entity or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or a class of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 11.3.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices, etc., to Indenture Trustee, Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(b) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested to the Issuing Entity and the Owner Trustee each at the address specified in Appendix B to the Trust Sale and Servicing Agreement.

The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee. The Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity and, if such notice is a Repurchase Request, to the Depositor.

Notices required to be given to the Rating Agencies by the Issuing Entity and the Indenture Trustee or the Owner Trustee shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

SECTION 11.5 Notices to Noteholders; Waiver.

(a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

(e) If (i) the Indenture Trustee receives a Repurchase Request, (ii) the Depositor or the Seller does not repurchase or substitute the Receivables related to such Repurchase Request within 180 days of the receipt of such Repurchase Request and (iii) the Depositor notifies the Indenture Trustee that such 180 day period has expired, the Indenture Trustee shall deliver a Repurchase Response Notice to the related Noteholder or Note Owner.

(f) In the case of Book-Entry Notes, if the Note Depository allows for delivery of notice and other communications by electronic means, mail shall mean such electronic means, unless otherwise required by law.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7 Conflict with the Trust Indenture Act.

(a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

(b) The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns.

(a) All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not.

(b) All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 11.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, the Noteholders, the Certificateholders, the Owner Trustee, any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12 Legal Holidays. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16 No Recourse. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(a) the Indenture Trustee or the Owner Trustee in its individual capacity;

(b) the Depositor or any other owner of a beneficial interest in the Issuing Entity; or

(c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, the Depositor or any other holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuing Entity pursuant to Section 4.1, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

SECTION 11.18 Inspection. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.19 Indemnification by and Reimbursement of Servicer. The Indenture Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with Section 6.03(b) of the Trust Sale and Servicing Agreement and (ii) the Depositor and its directors, officers, employees and agents in accordance with Section 3.04 of the Trust Sale and Servicing Agreement. The Indenture Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer’s obligation to indemnify, defend and hold the Indenture Trustee harmless as set forth in Section 6.01(a)(iv) of the Trust Sale and Servicing Agreement.

SECTION 11.20 Subordination. Each Note represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Basic Documents. Except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Notes, each Noteholder shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the covenants above of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

SECTION 11.21 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, the Issuing Entity agrees to provide, and agrees to cause the Administrator and the Servicer to provide, to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party without undue expense in order to enable the Indenture Trustee to comply with applicable law.

*    *    *    *    *

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY for DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

Indenture (CARAT 2016-1)

EXHIBIT A

LOCATIONS OF SCHEDULE OF RECEIVABLES

The Schedule of Receivables is on file at the offices of:

1.	The Indenture Trustee

2.	The Owner Trustee

3.	The Servicer

4.	The Depositor

5.	The Seller

Ex. A

EXHIBIT B

FORM OF NOTE DEPOSITORY AGREEMENT FOR THE NOTES

Ex. B

EXHIBIT C-1

FORM OF CLASS A-1 FIXED RATE ASSET BACKED NOTES

REGISTERED	$

NO. R-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

EACH CLASS A-1 NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH CLASS A-1 NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE CLASS A-1 NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

Ex. C-1-1

EACH CLASS A-1 NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A CLASS A-1 NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH CLASS A-1 NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH CLASS A-1 NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE BASIC DOCUMENTS. EACH CLASS A-1 NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH CLASS A-1 NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH CLASS A-1 NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A CLASS A-1 NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH CLASS A-1 NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED

Ex. C-1-2

PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH CLASS A-1 NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE, EXPRESSES ITS INTENTION THAT THIS CLASS A-1 NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE CLASS A-1 NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

CLASS A-1 0.75000% ASSET BACKED NOTES

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                     DOLLARS ($            ) or such lesser outstanding amount as may be payable in accordance with the Indenture (as defined on the reverse side of this Note), on each Distribution Date, in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the aggregate initial principal amount for such Class A-1 Notes by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on March 20, 2017 (the “Final Scheduled Distribution Date”) unless this Class A-1 Note is earlier redeemed pursuant to Section 10.1 of the Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class A-1 Note at the rate per annum shown above on each Distribution Date until the principal of this Class A-1 Note

Ex. C-1-3

is paid or made available for payment on the principal amount of this Class A-1 Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the Class A-1 Notes will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Note Class Interest Distributable Amount for such Distribution Date for the Class A-1 Notes. Interest will be computed on the basis of the actual number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year. Such principal of and interest on this Class A-1 Note shall be paid in the manner specified on the reverse hereof. All interest payments on each class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such class entitled thereto.

The principal of and interest on this Class A-1 Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class A-1 Note shall be applied first to interest due and payable on this Class A-1 Note as provided above and then to the unpaid principal of this Class A-1 Note.

Reference is made to the further provisions of this Class A-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-1 Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. C-1-4

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated: March 16, 2016

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designed above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY for DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. C-1-5

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-1 0.75000% Asset Backed Notes (herein called the “Class A-1 Notes”), all issued under an indenture, dated as of March 16, 2016 (such indenture, as amended or supplemented, is herein called the “Indenture”), between the Issuing Entity and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The Class A-1 Notes are one of several duly authorized classes of Notes of the Issuing Entity issued pursuant to the Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Class A-1 Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Class A-1 Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The Class A-1 Notes and all other Notes issued pursuant to the Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Each Class A-1 Noteholder or Note Owner, by acceptance of a Class A-1 Note or, in the case of a Note Owner, a beneficial interest in a Class A-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Note with the assets of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Class A-1 Note or, in the case of a Note Owner, a beneficial interest in a Class A-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. C-1-6

Each Noteholder or Note Owner, by acceptance of a Class A-1 Note or, in the case of a Note Owner, a beneficial interest in a Class A-1 Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or state bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Class A-1 Note, by acceptance of such Class A-1 Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Class A-1 Note, by acceptance of such Class A-1 Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Class A-1 Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a Class A-1 Note (or any interest therein) acknowledges that such Person’s Class A-1 Note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Basic Documents. Each Noteholder by the acceptance of a Class A-1 Note (or beneficial interest therein) agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Class A-1 Notes, it shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Each Noteholder, by acceptance of a Class A-1 Note or, in the case of a Note Owner, a beneficial interest in a Class A-1 Note, expresses its intention that this Class A-1 Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless

Ex. C-1-7

otherwise required by appropriate taxing authorities, agrees to treat the Class A-1 Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

Prior to the due presentment for registration of transfer of this Class A-1 Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Class A-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-1 Note shall be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Class A-1 Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-1 Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-1 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Class A-1 Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-1 Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A-1 Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Class A-1 Note at the times, place and rate, and in the coin or currency herein prescribed.

Ex. C-1-8

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A-1 Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuing Entity. The Holder of this Class A-1 Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-1 Note.

Ex. C-1-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. C-1-10

EXHIBIT C-2

FORM OF CLASS A-2A, CLASS A-3, CLASS A-4, CLASS B, CLASS C AND CLASS D

FIXED RATE ASSET BACKED NOTES

REGISTERED	$[ ]

NO. R-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY,

Ex. C-2-1

AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE BASIC DOCUMENTS. EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE

Ex. C-2-2

INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE, EXPRESSES ITS INTENTION THAT THIS [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE [CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D] NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Ex. C-2-3

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

[CLASS A-2a] [CLASS A-3] [CLASS A-4] [CLASS B] [CLASS C] [CLASS D]         % ASSET BACKED NOTES

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) or such lesser outstanding amount as may be payable in accordance with the Indenture (as defined on the reverse side of this Note), on each Distribution Date, in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the aggregate initial principal amount for such [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on [            ] (the “Final Scheduled Distribution Date”) unless the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D]Note is earlier redeemed pursuant to Section 10.1 of the Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Note Class Interest Distributable Amount for such Distribution Date for the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months (or, in the case of the initial Distribution Date, from and including the Closing Date, a 34-day period). Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof. All interest payments on each class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such class entitled thereto.

The principal of and interest on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Ex. C-2-4

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. C-2-5

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated: March 16, 2016

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designed above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY for DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. C-2-6

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] [        ]% Asset Backed Notes (herein called the “[Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes”), all issued under an indenture, dated as of March 16, 2016 (such indenture, as amended or supplemented, is herein called the “Indenture”), between the Issuing Entity and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes are one of several duly authorized classes of Notes of the Issuing Entity issued pursuant to the Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes and all other Notes issued pursuant to the Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Each [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Noteholder or Note Owner, by acceptance of a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or, in the case of a Note Owner, a beneficial interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note will be deemed to represent and warrant that either (i) it is not acquiring the Note with the assets of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or, in the case of a Note Owner, a beneficial interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their

Ex. C-2-7

individual capacities, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or, in the case of a Note Owner, a beneficial interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, by acceptance of such [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, by acceptance of such [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a [Class A-2] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note (or any interest therein) acknowledges that such Person’s [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Basic Documents. Each Noteholder by the acceptance of a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note (or beneficial interest therein) agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes, it shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing

Ex. C-2-8

covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Each Noteholder, by acceptance of a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or, in the case of a Note Owner, a beneficial interest in a [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, expresses its intention that this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

Prior to the due presentment for registration of transfer of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note shall be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

Ex. C-2-9

The term “Issuing Entity” as used in this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuing Entity. The Holder of this [Class A-2a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this [Class A-2][a] [Class A-3] [Class A-4] [Class B] [Class C] [Class D] Note.

Ex. C-2-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. C-2-11

EXHIBIT C-3

FORM OF CLASS A-2b FLOATING RATE ASSET BACKED NOTES

REGISTERED	$[ ]

NO. R-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

EACH CLASS A-2B NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-2B NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-2B NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH CLASS A-2B NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-2B NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-2B NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE CLASS A-2B NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

Ex. C-3-1

EACH CLASS A-2B NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A CLASS A-2B NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-2B NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH CLASS A-2B NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH CLASS A-2B NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE BASIC DOCUMENTS. EACH CLASS A-2B NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH CLASS A-2B NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH CLASS A-2B NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A CLASS A-2B NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH CLASS A-2B NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED

Ex. C-3-2

PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH CLASS A-2B NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS A-2B NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-2B NOTE, EXPRESSES ITS INTENTION THAT THIS CLASS A-2B NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE CLASS A-2B NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

CLASS A-2B FLOATING RATE ASSET BACKED NOTES

, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) or such lesser outstanding amount as may be payable in accordance with the Indenture (as defined on the reverse side of this Note), on each Distribution Date, in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the aggregate initial principal amount for such Class A-2b Notes by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on the Class A-2b Notes pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on November 20, 2018 (the “Final Scheduled Distribution Date”) unless the Note is earlier redeemed pursuant to Section 10.1 of the Indenture, in which case such unpaid principal amount shall be due on the Redemption Date.

Ex. C-3-3

The Issuing Entity shall pay interest on this Note on each Distribution Date until the principal of this Note is paid or made available for payment on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the Class A-2b Notes will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Note Class Interest Distributable Amount for such Distribution Date for the Class A-2b Notes. Interest will be computed on the basis of the actual number of days elapsed from and including the prior Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof. All interest payments on each class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such class entitled thereto.

The principal of and interest on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. C-3-4

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated: March 16, 2016

CAPITAL AUTO RECEIVABLES ASSET TRUST 2016-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designed above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY for DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. C-3-5

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as Class A-2b Floating Rate Asset Backed Notes (herein called the (“Class A-2b Notes”), all issued under an indenture, dated as of March 16, 2016 (such indenture, as amended or supplemented, is herein called the “Indenture”), between the Issuing Entity and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee, “ which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The Class A-2b Notes are one of several duly authorized classes of Notes of the Issuing Entity issued pursuant to the Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Class A-2b Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Class A-2b Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The Class A-2b Notes and all other Notes issued pursuant to the Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Each Class A-2b Noteholder or Note Owner, by acceptance of a Class A-2b Note or, in the case of a Note Owner, a beneficial interest in a Class A-2b Note will be deemed to represent and warrant that either (i) it is not acquiring the Note with the assets of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Class A-2b Note or, in the case of a Note Owner, a beneficial interest in a Class A-2b Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. C-3-6

Each Noteholder or Note Owner, by acceptance of a Class A-2b Note or, in the case of a Note Owner, a beneficial interest in a Class A-2b Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or state bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Class A-2b Note, by acceptance of such Class A-2b Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Class A-2b Note, by acceptance of such Class A-2b Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Class A-2b Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a Class A-2b Note (or any interest therein) acknowledges that such Person’s Class A-2b Note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Basic Documents. Each Noteholder by the acceptance of a Class A-2b Note (or beneficial interest therein) agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Class A-2b Notes, it shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Each Noteholder, by acceptance of a Class A-2b Note or, in the case of a Note Owner, a beneficial interest in a Class A-2b Note, expresses its intention that this Class A-2b Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless

Ex. C-3-7

otherwise required by appropriate taxing authorities, agrees to treat the Class A-2b Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

Prior to the due presentment for registration of transfer of this Class A-2b Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Class A-2b Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-2b Note shall be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Class A-2b Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-2b Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2b Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-2b Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Class A-2b Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-2b Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A-2b Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Class A-2b Note at the times, place and rate, and in the coin or currency herein prescribed.

Ex. C-3-8

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A-2b Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuing Entity. The Holder of this Class A-2b Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-2b Note.

Ex. C-3-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. C-3-10

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.(1)	✓

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act. (1)	✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

(1)	To extent such accounts relate to accounts maintained at the Indenture Trustee.

Ex. D-1-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements. [1]	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

[1]	In accordance with the Servicer’s Accounting as set forth in the Basic Documents, as applicable.

Ex. D-1-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Ex. D-1-3

EXHIBIT E

FORM OF CERTIFICATION

Re: the                                          dated as of              , 20     (the “Agreement”), among                                          .

I,                                          , the                                          of Deutsche Bank Trust Company Americas (the “Company”), certify to Capital Auto Receivables LLC (the “Depositor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Report on Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB that were delivered by the Company to the Depositor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Report on Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Report on Assessment; and

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Depositor.

Dated:

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY for DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

Name:
Title:

Name:
Title:

Ex. E

APPENDIX A

Additional Representations and Warranties

1.	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

2.	All steps necessary to perfect the Issuing Entity’s security interest against each Obligor in the property securing the Receivables have been taken.

3.	The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

4.	The Issuing Entity owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

5.	The Issuing Entity has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee under this Indenture.

6.	Other than the security interest granted to the Indenture Trustee under the Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Issuing Entity has not authorized the filing of, nor is the Issuing Entity aware of, any financing statements against the Seller, the Depositor or the Issuing Entity that include a description of collateral covering the Receivables other than the financing statements relating to the security interests granted to the Depositor, the Issuing Entity and the Indenture Trustee under the Basic Documents or any financing statement that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Seller, the Depositor or the Issuing Entity.

7.	The Custodian has in its possession or with other third party vendors all original copies of the Receivables Files and other documents that constitute or evidence the Receivables. The Receivables Files and other documents that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor. All financing statements filed or to be filed against the Issuing Entity in favor of the Indenture Trustee in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

App. A